UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2011 (April 20, 2011)

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX  78735

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code (512) 391-3900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2011, Mr. Sten I. Dahlborg gave notice of his resignation from his position as Senior Vice President and President, International Operations of ArthroCare Corporation (the “Company”). Mr. Dahlborg’s resignation will be effective May 31, 2011. Mr. Dahlborg’s resignation is for personal reasons and does not involve any controversy or disagreement with the Company.

Mr. Dahlborg will receive severance payments in the amount of his salary from June 1, 2011 through December 31, 2011 in an aggregate amount of $190,312, based on a conversion ratio of 1 SEK : 0.16153 USD.  Mr. Dahlborg will also be eligible to receive an annual bonus in an amount pro rated for his employment from January 1, 2011 through May 31, 2011, to be paid after December 31, 2011, subject to the Company’s achievement of certain performance goals described in the Company’s 2011 Executive Officer Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date:	April 25, 2011
		By:	/s/	David Fitzgerald
David Fitzgerald
President and Chief Executive Officer